Exhibit 3.3

SEVENTH AMENDED AND RESTATED BY-LAWS

OF

PERDOCEO EDUCATION CORPORATION

(effective as of January 1, 2020)

ARTICLE I

OFFICES

Section 1.1 Registered Office. The registered office of Perdoceo Education Corporation (the “Corporation”) shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.2 Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1 Place of Meeting. All meetings of the stockholders for the election of directors shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated by the Board of Directors in its notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.2 Time of Annual Meeting. Annual meetings of stockholders shall be held on the third Thursday in May, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 A.M., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which stockholders shall elect directors to hold office for the term provided in Section 3.2 of these By-laws and conduct such other business as shall be considered.

Section 2.3 Notice of Annual Meetings. Except as otherwise required by law, written notice of the annual meeting stating the place, date and hour of the meeting, and stating the record date for determining stockholders entitled to vote at the meeting if such record date is different from the record date for determining the stockholders entitled to notice of the meeting, shall be given to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting not fewer than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 2.4 Director Nominations.

(a) Nominations of persons for election to the Board of Directors of the Corporation at an annual meeting of stockholders may be made (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of the giving of notice provided herein, is entitled to vote in the election of directors at the meeting and complies with the notice procedures set forth in this Section 2.4. For the avoidance of doubt, clause (ii) above shall be the exclusive means for a stockholder to make nominations at an annual meeting of stockholders.

For nominations to be properly brought at an annual meeting by a stockholder pursuant to clause (ii) of the foregoing paragraph, (A) the stockholder must have given timely notice thereof in writing pursuant to the requirements set forth herein, (B) if the stockholder, or beneficial owner on whose behalf any such nomination is made, has provided the Corporation with a “Solicitation Notice” (as defined herein), such stockholder or beneficial owner must have delivered a proxy statement and form of proxy to the holders of a percentage of the Corporation’s voting shares reasonably believed by such stockholder or beneficial owner, if any, on whose behalf the nomination is made, to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder and must have included in such materials the Solicitation Notice and (C) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section 2.4, such stockholder or beneficial owner must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section 2.4.

To be timely, a stockholder’s notice must be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the date of the previous year’s annual meeting of stockholders; provided, however, that, subject to the last sentence of this paragraph, if no annual meeting of stockholders was held in the previous year or if the meeting is convened more than thirty (30) days before or after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the close of business on the later of (a) the ninetieth (90th) day prior to such annual meeting or (b) the tenth (10th) day following the day on which the date of such meeting has been first “publicly disclosed” (in the manner provided herein) by the Corporation. Notwithstanding anything in the preceding sentence to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and neither the names of all of the nominees for director positions nor notice specifying the size of the Board of Directors is “publicly disclosed” by the Corporation at least ten (10) days before the last day a record stockholder may deliver notice of nomination in accordance with the preceding sentence, a stockholder’s notice pursuant to this Section 2.4 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such names or notice specifying the size of the Board of Directors has been first “publicly disclosed” by the Corporation. In no event shall an adjournment, or postponement of an annual meeting for which notice has been given, commence a new time period for the giving of a record stockholder’s notice.

Such stockholder’s notice pursuant to this Section 2.4 shall set forth:  (i) as to each person whom the stockholder proposes to nominate for election or re−election as a director: (1) the name, age, business address and residence address of such person; (2) the principal occupation or employment of such person; (3) (A) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation; (4) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as director if elected); and (5) a statement whether such person, if elected, intends to tender, promptly following such person’s election or re-election, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election and acceptance of such resignation by the Board of Directors, in accordance with the Corporation’s Corporate Governance Guidelines; and (ii) as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the nomination is made:  (1) the name and record address of such person; (2) (A) the class, series, and number of shares of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation; (3) a description of all agreements, arrangements, or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any proposed nominee or any other person or persons (including their names) pursuant to which the nomination(s) are being made by such person, and any material interest of such person, or any affiliates or associates of such person, in such nomination, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person; (4) a representation that the stockholder giving notice intends to appear in person or by proxy at the Annual Meeting or Special Meeting to nominate the persons named in its notice; (5) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (6) a statement whether either such person will deliver a proxy statement and form of proxy to a percentage of the Corporation’s voting shares reasonably believed by such stockholder or beneficial owner, as the case may be, to be sufficient to elect such nominee or nominees (an affirmative statement of such intent, a “Solicitation Notice”). The information set forth in clause (ii)(2) of this paragraph shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than ten (10) days after the record date for giving notice of the meeting to disclose such ownership as of the record date.

At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.4(a) or in Section 2.4(b) herein. The presiding officer shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-laws, and if such officer should so determine, such officer shall so declare to the meeting, and the defective nomination shall be disregarded. For purposes of these By-laws, “publicly disclosed” or “public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.

(b) Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) by or at the direction of the Board of Directors or (ii) by any stockholder of record of the Corporation who is a stockholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who delivers a written notice to the Secretary setting forth the information set forth in the fourth paragraph of Section 2.4(a).  For the avoidance of doubt, clause (ii) above shall be the exclusive means for a stockholder to make nominations at a special meeting of stockholders.

Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder’s notice required by the foregoing paragraph shall be received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public disclosure is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall an adjournment, or postponement of a special meeting for which notice has been given, commence a new time period for the giving of a record stockholder’s notice.

(c) Notwithstanding the foregoing provisions of this Section 2.4, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth herein.

Section 2.5 Annual Meeting Business Proposals.  At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation’s proxy materials with respect to such meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who is a stockholder of record at the time of the giving of notice provided for herein, is entitled to vote at the meeting and complies with the procedures set forth in this Section 2.5. For the avoidance of doubt, clause (iii) above shall be the exclusive means for a stockholder to propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Exchange Act) at an annual meeting of stockholders and nominations by a stockholder of persons for election to the Board of Directors of the Corporation at an annual meeting of stockholders shall be made only in accordance with Section 2.4(a) of these By-laws.

For business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of the foregoing paragraph, (A) the stockholder must have given timely notice thereof in writing pursuant to the requirements set forth herein, (B) if the stockholder, or beneficial owner, if any, on whose behalf such proposal is made, has provided the Corporation with a Business Solicitation Notice (as defined herein), such stockholder or beneficial owner must have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law, the Corporation’s Certificate of Incorporation or these By-laws to carry any such proposal, and (C) if no Business Solicitation Notice relating thereto has been timely provided pursuant to this Section 2.5, the stockholder or beneficial owner, if any, on whose behalf such proposal is made, proposing such business must not have solicited a number of proxies sufficient to have required the delivery of such a Business Solicitation Notice under this Section 2.5.

To be timely, the stockholder must deliver written notice to, or mail such written notice so that it is received by, the Secretary of the Corporation, at the principal executive offices of the Corporation, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the date of the previous year’s annual meeting of stockholders; provided, however, that, subject to the last sentence of this paragraph, if no annual meeting of stockholders was held in the previous year or if the annual meeting is convened more than thirty (30) days before or after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the close of business on the later of (a) the ninetieth (90th) day prior to such annual meeting or (b) the tenth (10th) day following the day on which the date of the meeting has been first “publicly disclosed” (in the manner provided in Section 2.4 above) by the Corporation. In no event shall an adjournment, or postponement of an annual meeting for which notice has been given, commence a new time period for the giving of a record stockholder’s notice.

Such stockholder’s notice pursuant to this Section 2.5 shall set forth (i) as to each matter the stockholder proposes to bring at the annual meeting, a brief description of the business desired to be brought at the annual meeting, and the reasons for conducting such business at the annual meeting; and (ii) as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is made:  (1) the name and record address of such person; (2) (A) the class, series, and number of shares of the Corporation which are owned beneficially or of record by such person; (B) the name of each nominee holder of shares of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation; (3) a description of all agreements, arrangements, or understandings (whether written or oral) between or among such person, or any affiliates or associates of such person, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such person or any affiliates or associates of such person, in such business, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person; (4) a representation that the stockholder giving notice intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting; (5) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person before the Annual Meeting pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (6) whether either such person will deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law, the Corporation’s Certificate of Incorporation or these By-laws to carry any such proposal (an affirmative statement of such intent, a “Business Solicitation Notice”). The information set forth in clause (ii)(2) of this paragraph shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than ten (10) days after the record date for giving notice of the meeting to disclose such ownership as of the record date.

Whether or not the foregoing procedures are followed, no matter which is not a proper matter for stockholder consideration shall be brought at the meeting. At an annual meeting, the presiding officer shall, if the facts warrant, determine and declare to the meeting that business was not properly brought at the meeting in accordance with the provisions of this Section 2.5, and if such officer should so determine, such officer shall so declare to the meeting, and any such business not properly brought at the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.5, a stockholder shall also comply with all applicable requirements and regulations of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this paragraph. Nothing in this paragraph shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a−8 under the Exchange Act.

Section 2.6 Special Meetings of the Stockholders.

(i) Special meetings of the stockholders of the Corporation may be called only (A) by the Board of Directors pursuant to a resolution approved by the Board of Directors or (B) subject to the terms and conditions set forth below, at the request of holders of at least sixty−six and two−thirds percent (66 2/3%) of the voting power of the issued and outstanding shares of stock of the Corporation entitled to vote at an election of directors (the “Required Number” of shares) if such election were held on the date the first such request is delivered to the Corporation; provided, however, that with respect to this clause (B), such meeting shall be held only (x) to take action on the item or items of business set forth in such request and (y) to take action on such other item or items of business proposed by the Board of Directors if such action can be taken by such holders. The business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice of the meeting transmitted to stockholders.

(ii) Stockholders may call a special meeting of stockholders by delivery, either by personal delivery or by United States mail, postage pre−paid, to the Secretary of the Corporation of one or more written demands, each signed by the appropriate number of record holder or holders thereof. Each such demand must include :  (1) a brief description of the business to be conducted at a special meeting and the reasons for conducting the business at a special meeting; (2) the name and address of each stockholder who has signed the demand and the date of such signature and the name and address of the beneficial owner, if any, on whose behalf such demand is made; (3) as to each stockholder who has signed the demand and any beneficial owner on whose behalf such demand is made: (A) the class, series, and number of shares of the Corporation that are owned beneficially and of record by such person and any affiliates or associates of such person; (B) the name of each nominee holder of shares of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation; (4) a description of all agreements, arrangements, or understandings (whether written or oral) between or among such person, or any affiliates or associates of such person, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such person or any affiliates or associates of such person, in such business, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person;

(5) a representation that the stockholder giving notice intends to appear in person or by proxy at the Special Meeting to bring such business before the meeting; and (6) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person before the Special Meeting pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. The information set forth in clause (ii)(2) of this paragraph shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than ten (10) days after the record date for giving notice of the meeting to disclose such ownership as of the record date.  The Board of Directors shall (x) determine the place, and fix the date and time, of any stockholder−called special meeting, which shall be held not more than ninety (90) days after the date the Secretary receives a demand or demands that comply with this Section 2.6(ii) and are signed by the holders of the Required Number of shares, (y) fix a record date to determine the stockholders entitled to notice of such meeting and (z) fix a record date to determine the stockholders entitled to vote at such meeting.

(iii) Each item of business to be transacted at a special meeting must be lawful and be an appropriate subject for stockholder action under applicable law, the Corporation’s Certificate of Incorporation and these By-laws.

(iv) Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at a special meeting except in accordance with the procedures set forth in this Section 2.6. The Secretary of the Corporation shall determine in good faith whether the requirements set forth in Sections 2.6(i), (ii) and (v) have been satisfied, and such good faith determination shall be binding on the Corporation and the stockholders. Prior to fixing the record date for a special meeting called by the stockholders, the Board shall determine in good faith whether the items of business to be transacted at such meeting satisfy the requirements of Section 2.6(iii). If the Board of Directors determines that the requirements of Section 2.6(iii) have not been satisfied with respect to one or more items of business, the Corporation shall send notice of such determination to each stockholder who delivered to the Corporation a demand with respect to such item or items of business. If none of the items of business satisfy such requirements, the Board of Directors shall not convene a special meeting. The Board of Director’s good faith determination whether an item of business satisfies the requirements set forth in Section 2.6(iii) shall be binding on the Corporation and its stockholders.

(v) In the event that the Secretary of the Corporation does not receive demands from the holders of the Required Number of shares on or before the sixtieth (60th) day after the Secretary’s receipt of the first written demand for a special meeting of stockholders (the “Initial Demand Date”), then, for purposes of demanding a special meeting of stockholders with respect to the item or items of business listed in such first written demand: (i) all such demands delivered to the Secretary on or before such sixtieth (60th) day shall thereafter be of no effect and (ii) all demands delivered after such sixtieth (60th) day and before the one-year anniversary of the Initial Demand Date shall be of no effect.

Section 2.7 Notice of Special Meetings. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called,

shall be given by the Secretary of the Corporation, not fewer than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.

Section 2.8 Fixing of Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this subsection (a) at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 2.9 Voting Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or (ii) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

Section 2.10 Quorum and Adjournments. The holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Corporation’s Certificate of Incorporation.  A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

Any meeting of stockholders may be adjourned, whether or not a quorum is present, by either the presiding officer of the meeting or by the affirmative vote of the holders of a majority of the voting power of the stock entitled to vote thereat, present in person or represented by proxy at such meeting.  When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the DGCL, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.11 Vote Required. When a quorum is present at any meeting of all stockholders, the affirmative vote of the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote the subject matter, present in person or represented by proxy, shall decide any question brought at such meeting, unless the question is one upon which, by express provision of statute, rule, or regulation (including rules and regulations of a national securities exchange upon which the Corporation’s stock is listed) or of the Corporation’s Certificate of Incorporation, a lesser vote is provided or a greater vote is required, in which case such express provision shall govern and control the decision of such question; provided, however, all elections of directors shall be determined in accordance with Section 3.2 of these By-laws.

Section 2.12 Voting Rights. Unless otherwise provided in the Corporation’s Certificate of Incorporation, each stockholder having voting power shall at every meeting of the stockholders be entitled to one (1) vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. All voting, including on the election of directors, may (except where otherwise required by law) be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or by his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. The Corporation may, and to the extent required by law shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairperson of the meeting.

Section 2.13 Presiding Over Meetings. The Chairman of the Board of Directors or his designee shall preside at all meetings of the stockholders. In the absence or inability to act of the Chairman or his designee, the Vice Chairman, the President or a Vice President (in that order) shall preside, and in their absence or inability to act, another person designated by one of them shall preside. The Secretary of the Corporation shall act as Secretary of each meeting of the stockholders. In the event of his or her absence or inability to act, the chairperson of the meeting shall appoint a person who need not be a stockholder to act as Secretary of the meeting.

Section 2.14 Conducting Meetings. Meetings of the stockholders shall be conducted in a fair manner but need not be governed by any prescribed rules of order. The presiding officer of the meeting shall establish an agenda for the meeting. The presiding officer’s rulings on procedural matters shall be final. The presiding officer is authorized to impose reasonable time limits on the remarks of individual stockholders.  The presiding officer may take such steps as such officer may deem necessary or appropriate to assure that the business of the meeting is conducted in a fair and orderly manner including, without limitation, (i) the determination of when the polls shall open and close for any given matter to be voted on at the meeting, (ii) rules and procedures for maintaining the safety of those present, (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding officer of the meeting shall determine and (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof.

ARTICLE III

DIRECTORS

Section 3.1 General Powers. The business and affairs of the Corporation shall be under the direction of, and managed by, a board comprised of directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not required by statute, by the Corporation’s Certificate of Incorporation or by these By-laws to be done by the stockholders. Directors need not be residents of the State of Delaware or stockholders of the Corporation. The number of directors shall be determined in the manner provided in the Corporation’s Certificate of Incorporation.

Section 3.2Election.

(a)Election By Majority Vote In An Uncontested Election. Except as otherwise provided herein, a nominee for director shall be elected to the Board of Directors if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election.

(b)Election By Plurality Vote In A Contested Election.  Directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Article II of these By-laws and (ii) such nomination has not been withdrawn by such stockholder on or before the tenth day before the Corporation first mails its notice of meeting for such meeting to the stockholders.  If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.

(c)Term. Each director elected shall hold office during the term for which he or she is elected and until his or her successor is elected and qualified, subject, however, to his or her prior death, resignation, retirement or removal from office.

Section 3.3 Removal. Except as provided in the Corporation’s Certificate of Incorporation with respect to Continuing Classified Directors (as defined in the Corporation’s Certificate of Incorporation), any director or the entire Board of Directors may be removed from office, with or without cause, by holders of at least a majority of the voting power of the shares outstanding and entitled to vote at an election of directors; provided, however, that whenever the holders of any class or series are entitled to elect 1 or more directors by the Corporation’s Certificate of Incorporation, this section shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole.

Section 3.4 Vacancies. Any vacancies occurring in the Board of Directors and newly created directorships shall be filled in the manner provided in the Corporation’s Certificate of Incorporation.

Section 3.5 Place of Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. The first meeting of each newly elected Board of Directors shall be held immediately following the adjournment of the annual meeting of the stockholders at the same place as such annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

Section 3.6 Participation by Conference Telephone. Unless otherwise restricted by the Corporation’s Certificate of Incorporation or these By-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

Section 3.7 Regular Meetings. Regular meetings of the Board of Directors may be held, without notice, at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 3.8 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or the President on at least one-day’s notice to each director, either personally, or by mail, courier, telephone, telefax, mailgram, telex, telecopier or electronic transmission. Special meetings shall be called by the Chairman, the Chief Executive Officer or the President in like manner and on like notice at the request, in writing or by electronic transmission, of two or more of the directors comprising the Board of Directors stating the purpose or purposes for which such meeting is requested. Notice of any meeting of the Board of Directors for which a notice is required may be waived by electronic transmission or in a writing signed by the person or persons entitled to such notice, whether before or after the time of such meeting, and such waiver shall be equivalent to the giving of such notice. Attendance of a director at any such meeting shall constitute a waiver of notice thereof, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because such meeting is not lawfully convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors for which a notice is required need be specified in the notice, or waiver of notice, of such meeting. The Chairman shall preside at all meetings of the Board of Directors. In the absence or inability to act of the Chairman, then the Vice Chairman (if one shall have been chosen by the Board), the Chief Executive Officer, the President or the Chief Financial Officer (in that order) shall preside, and in their absence or inability to act, another director designated by one of them shall preside.

Section 3.9 Quorum; No Action on Certain Matters. At all meetings of the Board of Directors, (i) a majority of the then duly elected directors shall constitute a quorum for the transaction of business (provided, however, that in no event shall a quorum for the transaction of business be constituted if less than one-third (1/3) of the total number of authorized directors (including vacancies and newly created director seats) are present at the meeting), and (ii) the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Corporation’s Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.10 Resignations. Any director of the Corporation may resign at any time by giving written notice, or notice by electronic transmission, to the Board of Directors, the Chairman or the President. Such resignation shall take effect at the time specified therein and, unless tendered to take effect upon acceptance thereof, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.11 Informal Action. Unless otherwise restricted by the Corporation’s Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.12 Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 3.13 Compensation of Directors. In the discretion of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or a committee thereof, may be paid a stated salary or a fixed sum for attendance at each meeting of the Board of Directors or a committee thereof and may be awarded other compensation for their service as directors. No such payment or award shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

COMMITTEES OF DIRECTORS

Section 4.1 Appointment and Powers. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (b) adopting, amending or repealing any of the By-laws.

Section 4.2 Committee Minutes. Each committee shall keep regular minutes of its meetings and shall file such minutes and all written consents executed by its members with the Secretary of the Corporation. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one−third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by the affirmative vote of a majority of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE V

NOTICES

Section 5.1 Manner of Notice. Whenever, under applicable law or the Corporation’s Certificate of Incorporation or these By-laws, notice is required to be given to any director or stockholder, unless otherwise provided in the Corporation’s Certificate of Incorporation or these By-laws, such notice may be given in writing, by courier or mail, addressed to such director or stockholder, at such director’s or stockholder’s address as it appears on the records of the Corporation, with freight or postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall have been deposited with such courier or in the United States mail. Notice may be given orally if such notice is confirmed in writing in a manner provided therein. Notice to directors may also be given by mail, courier, telephone, telefax, mailgram, telex, telecopier or electronic transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law.

Section 5.2 Waiver. Whenever any notice is required to be given under applicable law or the provisions of the Corporation’s Certificate of Incorporation or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by such person or persons, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting to the timeliness of notice.

ARTICLE VI

OFFICERS

Section 6.1 Number and Qualifications. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may also choose a Vice Chairman for the Board (or Vice Chairman), one or more Assistant Secretaries and Assistant Treasurers and such additional officers as the Board of Directors may deem necessary or appropriate from time to time. Membership on the Board of Directors shall not be a prerequisite to the holding of any other office. Any number of offices may be held by the same person, unless the Corporation’s Certificate of Incorporation or these By-laws otherwise provide.

Section 6.2 Election. The Board of Directors at its first meeting after each annual meeting of stockholders shall elect a Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents, a Secretary and a Treasurer, and may choose a Vice Chairman of the Board, one or more Assistant Secretaries and Assistant Treasurers and such other officers as the Board of Directors shall deem desirable.

Section 6.3 Other Officers and Agents. The Board of Directors may choose such other officers and agents as it shall deem necessary, which officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 6.4 Salaries. The salaries or other compensation of the officers and agents of the Corporation shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that such officer is also a director of the Corporation.

Section 6.5 Term of Office. The officers of the Corporation shall hold office until their successors are chosen and qualified or until their earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time, either with or without cause, by the affirmative vote of a majority of the directors then in office at any meeting of the Board of Directors. If a vacancy shall exist in the office of the Corporation, the Board of Directors may elect any person to fill such vacancy, such person to hold office as provided in Section 6.1.

Section 6.6 The Chairman of the Board. The Chairman of the Board (or Chairman) shall preside at all meetings of the stockholders and of the Board of Directors and shall see that orders and resolutions of the Board of Directors are carried into effect. The Chairman of the Board shall perform such duties as may be assigned to him by the Board of Directors.

Section 6.7 The Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation and shall, in general, supervise and control all of the business and affairs of the Corporation, unless otherwise provided by the Board of Directors.

In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and of the Board of Directors and shall see that orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer may sign bonds, mortgages, certificates for shares and all other contracts and documents, whether or not under the seal of the Corporation, except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors or by these By-laws to some other officer or agent of the Corporation. The Chief Executive Officer shall have general powers of supervision and shall be the final arbiter of all differences between officers of the Corporation, and the Chief Executive Officer’s decision as to any matter affecting the Corporation shall be final and binding as between the officers of the Corporation, subject only to its Board of Directors.

Section 6.8 The President. Unless another party has been designated as Chief Operating Officer, the President shall be the Chief Operating Officer of the Corporation responsible for the day−to−day active management of the business of the Corporation, under the general supervision of the Chief Executive Officer. In the absence of the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The President shall have concurrent power with the Chief Executive Officer to sign bonds, mortgages, certificates for shares and other contracts and documents, whether or not under the seal of the Corporation, except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors or by these By-laws to some other officer or agent of the Corporation. In general, the President shall perform all duties incident to the office of the President and such other duties as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

Section 6.9 The Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation. The Chief Financial Officer shall: (a) have charge of and be responsible for the maintenance of adequate books of account for the Corporation; (b) have charge and custody of all funds and securities of the Corporation, and be responsible therefor and for the receipt and disbursement thereof; and (c) perform all the duties incident to the office of the Chief Financial Officer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Chief Financial Officer shall give a bond for the faithful discharge of the Chief Financial Officer’s duties in such sum and with such surety or sureties as the Board of Directors may determine.

Section 6.10 The Vice Presidents. In the absence of the President, or in the event of the President’s inability or refusal to act, the Vice Presidents (in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

Section 6.11 The Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the Secretary’s signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer’s signature.

Section 6.12 The Treasurer. In the event that the Chief Financial Officer is unavailable to perform his duties or in the event of the Chief Financial Officer’s inability or refusal to act, the Treasurer shall perform the duties of the Chief Financial Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Financial Officer. The Treasurer shall perform such other duties and have such other powers as the Chief Executive Officer, Chief Financial Officer or the Board of Directors may from time to time prescribe.

Section 6.13 The Controller. The Controller shall have such duties as are incident to such office of the Controller or as may be assigned from time to time by the Chief Financial Officer or the Board of Directors.

Section 6.14 The Principal Accounting Officer. The Board of Directors, upon the recommendation of the Audit Committee of the Board of Directors, shall designate from time to time the principal accounting officer of the Corporation, with such duties as may be assigned from time to time by the Audit Committee of the Board of Directors.

Section 6.15 The Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

Section 6.16 The Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

ARTICLE VII

CERTIFICATES OF STOCK, TRANSFERS AND RECORD DATES

Section 7.1 Certificates of Stock; Uncertificated Shares. The shares of stock of the Corporation shall be represented by certificates, or by uncertificated shares that may be evidenced by a book−entry system maintained by the registrar of such stock, or a combination of both. If shares are represented by certificates (if any), such certificates shall be in the form approved by the Board of Directors. The certificates representing shares of stock of each class shall be signed by, or in the name of, the Corporation by the Chairman, the President or any Vice President, and by the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer.

Section 7.2 Facsimile Signatures. Any or all signatures on a certificate representing stock of the Corporation may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 7.3 Lost Certificates. The Board of Directors may direct that a new certificate or certificates or uncertificated shares be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as the Corporation shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation or its transfer agent or registrar with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 7.4 Transfers of Stock. Transfers of stock shall be made only on the stock transfer books of the Corporation and (i) with respect to stock represented by a certificate, upon surrender of the certificate previously issued therefor which is outstanding and not canceled, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, and (ii) with respect to uncertificated shares, upon receipt of proper transfer instructions from the record holder thereof. To the fullest extent provided by law, and subject to the provisions of the Corporation’s Certificate of Incorporation and these By-Laws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.

Section 7.5 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VIII

CONFLICT OF INTERESTS

Section 8.1 Contract or Relationship Not Void. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest shall be void or voidable solely for this reason, or solely because such director or officer is present at, or participates in, the meeting of the Board of Director’s or committee thereof which authorizes the contract or transaction, or solely because such director’s or officer’s vote is counted for such purpose, if: (i) The material facts as to such director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) The material facts as to such director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders.

Section 8.2 Quorum. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1 Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared out of funds legally available therefor by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock or rights to acquire same, subject to the provisions of the Corporation’s Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 9.2 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 9.3 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 9.4 Seal. The corporate seal shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 9.5 Stock in Other Corporations. Shares of any other corporation which may from time to time be held by this Corporation may be represented and voted at any meeting of stockholders of such corporation by the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer or a Vice President of the Corporation, or by any proxy appointed in writing by the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer or a Vice President of the Corporation, or by any other person or persons thereunto authorized by the Board of Directors. Shares represented by certificates standing in the name of the Corporation may be endorsed for sale or transfer in the name of the Corporation by the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President of the Corporation or by any other officer or officers thereunto authorized by the Board of Directors. Shares belonging to the Corporation need not stand in the name of the Corporation, but may be held for the benefit of the Corporation in the individual name of the Chief Financial Officer or of any other nominee designated for the purpose of the Board of Directors.

Section 9.6 Forum for Adjudication of Certain Disputes.  Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or employee of the Corporation to the Corporation or the Corporation's stockholders, (iii) any action asserting a claim against the Corporation or any director, officer, or employee of the Corporation arising pursuant to any provision of the General Corporation Law of Delaware or the Corporation's Certificate of Incorporation or By-laws, or (iv) any action asserting a claim against the Corporation or any director, officer, or employee of the Corporation governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware.  Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions.   Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 9.6 of these By-laws.

ARTICLE X

AMENDMENTS

These By-laws may be altered, amended or repealed or new by-laws may be adopted only in the manner provided in the Corporation’s Certificate of Incorporation.

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